UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            May 9, 2008

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2008, AWI Gaming, Inc. (“AWIG”), a wholly-owned subsidiary of American Wagering, Inc. (the “Company”), further amended the terms of its loan agreement with Great Basin Bank of Nevada.  The original purpose of the loan was to finance, in part, the acquisition of the Sturgeon’s Inn & Casino.  The loan agreement was amended to increase the principal loan amount to $1,625,000, an increase of $200,000.  The additional loan amount will be used primarily to refinance some gaming equipment currently financed at higher interest rates with International Game Technology.  All other material terms of the loan agreement remain unchanged.  The maturity date of the loan is February 4, 2013.  Interest accrues at the rate of 8% per annum.  Payments of principal and interest are due monthly based on a 20-year amortization schedule, with a balloon payment due on maturity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: May 14, 2008
	By:	/s/ Melody Sullivan
Melody Sullivan
	Its:	Chief Financial Officer and Treasurer